UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 27, 2007 (December 21, 2007)
Connecticut Water Service, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Connecticut

(State or Other Jurisdiction of Incorporation)

0-8084	06-0739839

(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562

(Address of Principal Executive Offices)	(Zip Code)
(860) 669-8630

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement
     On December 21, 2007, The Connecticut Water Company (“CWC”), the main operating subsidiary of Connecticut Water Service, Inc. (the “Company”), completed the issuance of $15,000,000 aggregate principal amount of 5.00% fixed rate Water Facilities Revenue Bonds — 2007A Series (AMT) with a maturity date of December 1, 2037, (the “Bonds”).
     The Bonds were issued by the Connecticut Development Authority (the “Authority”) and the proceeds of issuance were loaned to CWC to be used by CWC to fund various water facilities projects.
     The Bonds were issued under the following agreements:
1)	a Bond Purchase Agreement among CWC, the Authority and Edward D. Jones & Co., L.P., as underwriter, dated as of December 5, 2007;

2)	a Loan Agreement between CWC and the Authority, dated as of December 1, 2007; and

3)	an Indenture of Trust for the Bonds between the Authority and U.S. Bank National Association, as Trustee (the “Trustee”), dated as of December 1, 2007.
     Both of the Loan Agreement and the Indenture of Trust contain provisions that provide for the acceleration of the indebtedness upon the occurrence of an event of default (as defined in the Loan Agreement).
     Copies of each of the agreements listed above will be filed as exhibits to the Company’s annual report on Form 10-K for the fiscal year ending December 31, 2007.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
     The disclosures set forth above under Item 1.01 are hereby incorporated by reference into this Item 2.03.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.
a Connecticut corporation
Date: December 27, 2007	By:	/s/ David C. Benoit
		Name:	David C. Benoit
		Title:	Vice President -- Finance and Chief Financial Officer